UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2008 (February 15, 2008)

GEORGIA GULF CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01               Entry into a Material Definitive Agreement.

On February 15, 2008, Georgia Gulf Corporation (the “Company”) and Sun Capital Securities Fund, LP (“SCSF”) entered into an agreement (the “Agreement”) pursuant to which the Company agreed that immediately following the 2008 Annual Meeting of Stockholders of the Company (the “2008 Annual Meeting”) its Board of Directors (the “Board”) will take the necessary action upon the recommendation of the Nominating and Governance Committee to (i) increase the size of the Board by one Class II seat; (ii) appoint Bud Terry or another person designated by SCSF, SCSF Equities, LLC, Sun Capital Securities Offshore Fund, Ltd., Sun Capital Securities LLC, Sun Capital Securities Advisors, LP, Marc J. Leder, and Rodger R. Krouse (the “Sun Parties”) and reasonably acceptable to the Board (the “Sun Designee”) as a director; and (iii) appoint the Sun Designee to the Nominating and Governance Committee.  Pursuant to the terms of the Agreement, the Sun Parties have agreed to cause all shares of the Company’s common stock beneficially owned by them to be voted at the 2008 Annual Meeting (i) for the election (or re-election) of each of the Company’s existing directors; (ii) against any stockholder nominations for elections as director that are not approved by the Board; (iii) in favor of retaining the Company’s independent auditors as proposed by the Board; and (iv) either in a manner consistent with the recommendations of the Board or as an abstention for any other matters to come before the 2008 Annual Meeting.

Pursuant to the terms of the Agreement, the Company is not required to nominate the Sun Designee unless the Sun Parties maintain beneficial ownership of at least an aggregate of 8% of the shares of the common stock of the Company (the “Minimum Condition”).  If the Sun Parties fail to meet the minimum condition during the two year period after the Sun Designee is appointed to the Board, the Sun Parties shall notify the Company promptly and will cause the Sun Designee to resign immediately.

The agreement provides that the Sun Designee will be compensated for his service as a director and shall be reimbursed for his expenses on the same basis as all of our other non-employee directors are compensated and shall be eligible to be granted stock options (or other stock-based compensation) on the same basis as all of our other non-employee directors; provided that the Company, in whole or in part, may prohibit the exercise of any stock options granted to the Sun Designee (and may prohibit the receipt of other stock-based compensation) with an appropriate cash adjustment as provided in the agreement in the event that the exercise or receipt of the shares would result in any person or persons becoming an “Acquiring Person” under our rights agreement dated as of December 5, 2000, as amended.

The agreement provides restrictions on certain activities by the Sun Parties as described in more detail in the Agreement, which include without limitation, acquiring shares of the Company’s common stock such that the beneficial ownership by the Sun Parties of such common stock equals or exceeds 15%, making or engaging in proxy solicitations, and other similar actions.  These restrictions expire upon the occurrence of certain events, including the day succeeding the first anniversary of the election to the Board of the Sun Designee.

The foregoing summary is qualified by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 in its entirety by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Number	Exhibit
10.1	Agreement dated February 15, 2008 between Georgia Gulf Corporation and Sun Capital Securities Fund, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Joel I. Beerman
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary

Date: February 19, 2008